UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2007
ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3929 Point Eden Way
Hayward, CA 94545
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code (510) 265-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 20, 2007, the Board of Directors (the “Board”) of Aradigm Corporation (the “Company”) approved discretionary bonuses for the Company’s executive officers in the following amounts, based primarily on the executive officers’ efforts in completing the Company’s follow-on public offering that was consummated on January 30, 2007:

Officer Name	Discretionary Bonus
Igor Gonda, Ph.D.	$50,000
President and Chief Executive Officer
Thomas C. Chesterman	$78,000
Senior Vice President and Chief Financial Officer
Babatunde A. Otulana, M.D.	$78,000
Senior Vice President, Development
     Also, on February 20, 2007, the Board, upon recommendation of the Compensation Committee, approved target and maximum bonuses for the Company’s executive officers under the Company’s 2007 Executive Bonus Plan. Target and maximum bonuses under the 2007 Executive Bonus Plan (as a percentage of the executive’s base salary) are:

	2007 Executive Bonus Plan Payout
	(% of base salary)
Officer Name	Target	Maximum
Igor Gonda, Ph.D.	50.0	75.0
President and Chief Executive Officer
Thomas C. Chesterman	40.0	60.0
Senior Vice President and Chief Financial Officer
Babatunde A. Otulana, M.D.	40.0	60.0
Senior Vice President, Development and Chief Medical Officer
The Board, upon recommendation of the Compensation Committee, also approved performance goals with respect to bonuses under the 2007 Executive Bonus Plan. In 2007, half of the executives’ bonus awards will be earned based on the achievement of specified corporate performance goals, including meeting various objectives relating generally to the development and progression of existing product candidates and collaborations, establishing new programs and collaborative arrangements and managing expense levels. The remaining half of the executives’ bonus awards will be earned based on the Company’s common stock achieving specified price targets by the end of the year. If the Company’s common stock closes at between $1.19 and $1.42 per share (equal to approximately 125% and 150% of the offering price in the Company’s recently completed follow-on public offering), each executive officer will earn his target bonus with respect to that portion of the bonus, and if the Company’s common stock closes at or above $1.43 per share (equal to approximately 150% of the offering price in the Company’s recently completed follow-on public offering), each executive officer will earn 150% of his target bonus with respect to that portion of the bonus. Actual bonus payments under the 2007 Executive Bonus Plan will be paid at the end of the year and may be above or below the target bonus levels, at the discretion of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION
Dated: February 26, 2007	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
	Title:	Senior Vice President and Chief Financial Officer